Exhibit 99.1

PRESS RELEASE

CONTACTS:	Investors	Media
	David Foy	Eric Brielmann
	(203) 458-5850	(212) 355-4449

WHITE MOUNTAINS TO SELL ESURANCE

AND ANSWER FINANCIAL TO ALLSTATE

HAMILTON, Bermuda, May 18, 2011 — White Mountains Insurance Group, Ltd. (NYSE: WTM) today announced it has signed a definitive agreement to sell its Esurance and Answer Financial businesses to The Allstate Corporation (NYSE: ALL) for an amount in cash equal to $700 million plus the tangible book value at closing of the entities being sold.  Esurance sells personal auto insurance directly to customers online and through call centers. Answer Financial is one of the largest independent personal insurance agencies in the United States. White Mountains expects that the transaction will increase its adjusted book value by approximately $80 per share.

White Mountains Chairman and CEO Raymond Barrette said, “Over the past ten years, Gary Tolman and his team have done a phenomenal job building a startup into one of the top online insurers in the United States. We have happily invested significant capital in what we believed was a unique business. Allstate agrees and can now take it to a new level. This is a win-win transaction.  We thank Gary and team for a great ride and we wish them continued success as they transition to Allstate.”

The transaction is expected to close in the fall of 2011.  It is subject to regulatory approval, continued availability of select senior management, and other customary closing conditions.

ADDITIONAL INFORMATION

White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange and the Bermuda Stock Exchange under the symbol WTM. Additional financial information and other items of interest are available at the Company’s web site located at www.whitemountains.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which we expect or anticipate will or may occur in the future are forward-looking statements.  The words “will,” “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict” and similar expressions are also intended to identify forward-looking statements.  These forward-looking statements include, among others, statements with respect to White Mountains’:

•                        changes in adjusted book value per share or return on equity;

•                        business strategy;

•                        financial and operating targets or plans;

•                        incurred losses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;

•                        projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

•                        expansion and growth of our business and operations; and

•                        future capital expenditures.

These statements are based on certain assumptions and analyses made by White Mountains in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations, including:

•                        the risks associated with Item 1A of White Mountains’ 2010 Annual Report on Form 10-K;

•                        claims arising from catastrophic events, such as hurricanes, earthquakes, floods or terrorist attacks;

•                        the continued availability of capital and financing;

•                        general economic, market or business conditions;

•                        business opportunities (or lack thereof) that may be presented to it and pursued;

•                        competitive forces, including the conduct of other property and casualty insurers and reinsurers;

•                        changes in domestic or foreign laws or regulations, or their interpretation, applicable to White Mountains, its competitors or its clients;

•                        an economic downturn or other economic conditions adversely affecting its financial position;

•                        recorded loss reserves subsequently proving to have been inadequate;

•                        actions taken by ratings agencies from time to time, such as financial strength or credit ratings downgrades or placing ratings on negative watch;

•                        other factors, most of which are beyond White Mountains’ control.

Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations.  White Mountains assumes no obligation to publicly update any such forward-looking statements, whether as a result of new information, future events or otherwise.